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                                                                   EXHIBIT 23.7

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Paxson Communications Corporation of our report dated March 25, 1996, except for Notes 7 and 12, as to which the date is May 17, 1996, relating to the financial statements of KXLI (a division of KX Acquisition Limited Partnership) as of and for the year ended December 31, 1995. We also consent to the references to us under the headings "Experts" in such Prospectus.


SCHWEITZER RUBIN KARON & BREMER
Certified Public Accountants
Minneapolis, Minnesota
August 12, 1996